Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
THIRD QUARTER 2024 FINANCIAL RESULTS

Atlanta, Georgia, November 6, 2024 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported third quarter 2024 results.

Headlines include:

●	Total revenue grew to $291 million in the third quarter, up from $272 million in the prior year period.
o	Baseball revenue increased 7% to $273 million.
o	Mixed-use development revenue grew 12% to $17 million.

●	Third straight year selling over three million tickets.
●	Braves earned the number one spot for overall guest experience, concessions and non-game entertainment in MLB Voice of Consumer survey.
●	The team made their 7th consecutive postseason appearance.

Discussion of Results

	Three months ended			Nine months ended
	September 30,			September 30,
	2023	2024	% Change	2023	2024	% Change

	amounts in thousands			amounts in thousands
Baseball revenue	$256,266	$273,262	7%	$528,762	$561,233	6%
Mixed-use development revenue	15,558	17,412	12%	44,157	49,397	12%
Total revenue	271,824	290,674	7%	572,919	610,630	7%
Operating costs and expenses:
Baseball operating costs	(198,195)	(225,973)	(14)%	(430,424)	(476,250)	(11)%
Mixed-use development costs	(2,247)	(2,499)	(11)%	(6,451)	(7,162)	(11)%
Selling, general and administrative, excluding stock-based compensation	(31,071)	(30,757)	1%	(85,250)	(83,777)	2%
Adjusted OIBDA(1)	$40,311	$31,445	(22)%	$50,794	$43,441	(14)%

Operating income (loss)	$15,716	$6,402	(59)%	$(14,074)	$(21,017)	(49)%

Regular season home games in period	37	41		80	81

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2024, to the same period in 2023.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-use development revenue is derived from The Battery Atlanta mixed-use facilities and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Nine months ended
	September 30,			September 30,
	2023	2024	% Change	2023	2024	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$160,794	$172,800	7%	$324,280	$345,318	6%
Broadcasting	69,337	70,992	2%	138,786	144,043	4%
Retail and licensing	20,904	16,512	(21)%	45,026	41,789	(7)%
Other	5,231	12,958	148%	20,670	30,083	46%
Baseball revenue	256,266	273,262	7%	528,762	561,233	6%
Mixed-use development	15,558	17,412	12%	44,157	49,397	12%
Total revenue	$271,824	$290,674	7%	$572,919	$610,630	7%

There were 41 home games played in the third quarter of 2024 compared to 37 home games in the prior year period.

Baseball revenue increased 7% in the third quarter. Baseball event revenue increased primarily due to new sponsorship agreements and contractual rate increases on season tickets and existing sponsorship contracts. This was partially offset by reduced attendance at regular season home games.

Broadcasting revenue was higher primarily due to an increase in the number of regular season games, as well as contractual rate increases. Retail and licensing revenue decreased due to a reduction in local revenue caused by reduced attendance at regular season home games. Other revenue increased due to additional concerts at the ballpark compared to the prior year period. Mixed-use development revenue increased 12% primarily due to higher parking revenue and increased rental income related to tenant recoveries.

Operating income and Adjusted OIBDA decreased in the third quarter due to increased baseball operating costs. Baseball operating costs increased due to higher major league player salaries as well as increases in MLB’s revenue sharing plan, minor league team and player expenses and concert related expenses. This was partially offset by decreases in variable concession and retail operating expenses due to reduced attendance at regular season home games. Selling, general and administrative expenses were relatively flat in the third quarter.

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation to the most comparable GAAP measure, see “Non-GAAP Financial Measures and Supplemental Disclosures,” below.

Important Notice: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will discuss the company’s earnings release on a conference call which will begin at 10:00 a.m. (E.T.) on November 6, 2024. The call can be accessed by dialing (877) 407-9709 or +1 (201) 689-8542, passcode 13749388 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast, go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

During the conference call, ABH may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business, product and marketing strategies, future financial performance and prospects, trends and any other matters that are not historical facts. The words "believe," "estimate," "expect," "anticipate," "intend," "plan," "strategy," "continue," "seek," "may," "could" and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements may contain such words. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, include, without limitation: ABH’s historical financial information not being representative of its future financial position, results of operations, or cash flows; ABH’s ability to recognize anticipated benefits from the split-off from Liberty Media Corporation; ABH’s ability to successfully transition responsibilities for various matters from Liberty Media Corporation to in-house or third party personnel and costs incurred in connection with operating as a standalone public company; ABH’s indebtedness and its ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations; ABH’s ability to realize the benefits of acquisitions or other strategic investments; the impact of inflation and weak economic conditions on consumer demand for products, services and events offered by ABH; the outcome of pending or future litigation or investigations; operational risks of ABH and its business affiliates with operations outside of the U.S.; ABH’s ability to use net operating loss and disallowed business interest carryforwards; ABH’s ability to comply with government regulations and potential adverse outcomes of regulatory proceedings; the regulatory and competitive environment in which ABH operates; potential changes in the nature of key strategic relationships with partners, vendors and joint venturers; the achievement of on-field success and ability to develop, obtain and retain talented players; the impact of organized labor; the impact of the structure or an expansion of Major League Baseball; the level of broadcasting revenue that ABH and its subsidiaries receive, including any impact as a result of the outcome of the Diamond Sports Group bankruptcy; the performance and management of the mixed-use development; the impact of data losses or breaches or disruptions in ABH’s information systems and information system security; ABH’s processing, storage, sharing, use and protection of personal data and the impact of geopolitical incidents, accidents, terrorist acts, pandemics or epidemics, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to ABH and its affiliates. These forward-looking statements speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in ABH’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of ABH, including the most recently filed Forms 10-K and 10-Q, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

Contact: Jennifer Giglio (404) 614-1336

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges, if applicable. However, ABH’s definition of Adjusted OIBDA may differ from similarly titled measures disclosed by other companies.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three and nine months ended September 30, 2023, and September 30, 2024.

	Three months ended		Nine months ended
	September 30,		September 30,
(amounts in thousands)	2023	2024	2023	2024
Operating income (loss)	$15,716	$6,402	$(14,074)	$(21,017)
Stock-based compensation	3,309	6,365	9,653	13,789
Depreciation and amortization	21,286	18,678	55,215	50,669
Adjusted OIBDA	$40,311	$31,445	$50,794	$43,441
Baseball	$36,884	$24,397	$38,232	$20,072
Mixed-use development	10,661	12,173	29,980	33,615
Corporate and other	(7,234)	(5,125)	(17,418)	(10,246)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash decreased $20 million during the third quarter due to cash used in operations primarily driven by seasonal working capital changes as well as capital expenditures, partially offset by the release of restricted cash pursuant to the terms of various financial debt arrangements and net borrowing. ABH debt increased $40 million in the third quarter primarily due to borrowings under the TeamCo revolver and mixed-use development credit facilities to support working capital and current capital projects.

(amounts in thousands)	June 30, 2024	September 30, 2024
ABH Cash (GAAP)(a)	$121,239	$100,852

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	40,250	39,675
TeamCo revolver	—	30,000
Term debt	162,119	158,806
Mixed-use development	370,908	384,641
Total ABH Debt	$603,277	$643,122
Deferred financing costs	(3,241)	(3,023)
Total ABH Debt (GAAP)	$600,036	$640,099

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $40 million and $15 million as of June 30, 2024, and September 30, 2024, respectively.

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

September 30, 2024 (unaudited)

	September 30,	December 31,
	2024	2023

	amounts in thousands,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$100,852	125,148
Restricted cash	15,168	12,569
Accounts receivable and contract assets, net of allowance for credit losses of $468 and $332, respectively	88,053	62,922
Other current assets	20,065	17,380
Total current assets	224,138	218,019

Property and equipment, at cost	1,159,685	1,091,943
Accumulated depreciation	(358,549)	(325,196)
	801,136	766,747

Investments in affiliates, accounted for using the equity method	113,929	99,213
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	118,577	120,884
Total assets	$1,557,247	1,504,330

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$92,525	73,096
Deferred revenue and refundable tickets	82,414	111,985
Current portion of debt	137,626	42,153
Other current liabilities	9,093	6,439
Total current liabilities	321,658	233,673

Long-term debt	502,473	527,116
Finance lease liabilities	103,520	103,586
Deferred income tax liabilities	40,489	50,415
Pension liability	11,007	15,222
Other noncurrent liabilities	35,633	33,676
Total liabilities	1,014,780	963,688
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at September 30, 2024, and December 31, 2023	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,162 and 10,318,197 at September 30, 2024, and December 31, 2023, respectively	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,776 and 977,776 at September 30, 2024, and December 31, 2023, respectively	10	10
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 50,842,646 and 50,577,776 at September 30, 2024, and December 31, 2023, respectively	508	506
Additional paid-in capital	1,103,820	1,089,625
Accumulated other comprehensive earnings (loss), net of taxes	(7,500)	(7,271)
Retained earnings (deficit)	(566,519)	(554,376)
Total stockholders' equity	530,422	528,597
Noncontrolling interests in equity of subsidiaries	12,045	12,045
Total equity	542,467	540,642
Commitments and contingencies
Total liabilities and equity	$1,557,247	1,504,330

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

September 30, 2024 (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$273,262	256,266	$561,233	528,762
Mixed-use development revenue	17,412	15,558	49,397	44,157
Total revenue	290,674	271,824	610,630	572,919
Operating costs and expenses:
Baseball operating costs	225,973	198,195	476,250	430,424
Mixed-use development costs	2,499	2,247	7,162	6,451
Selling, general and administrative, including stock-based compensation	37,122	34,380	97,566	94,903
Depreciation and amortization	18,678	21,286	50,669	55,215
	284,272	256,108	631,647	586,993
Operating income (loss)	6,402	15,716	(21,017)	(14,074)
Other income (expense):
Interest expense	(9,561)	(9,657)	(28,717)	(28,017)
Share of earnings (losses) of affiliates, net	13,702	12,725	26,951	23,384
Realized and unrealized gains (losses) on intergroup interests, net	—	(20,392)	—	(83,178)
Realized and unrealized gains (losses) on financial instruments, net	(2,476)	2,593	1,429	5,672
Other, net	1,838	1,224	5,824	5,381
Earnings (loss) before income taxes	9,905	2,209	(15,530)	(90,832)
Income tax benefit (expense)	115	(8,256)	3,387	(2,104)
Net earnings (loss)	$10,020	(6,047)	$(12,143)	(92,936)
Basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$0.16	(0.10)	$(0.20)	(1.51)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$0.16	(0.10)	$(0.20)	(1.51)

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

September 30, 2024 (unaudited)

	Nine months ended
	September 30,
	2024	2023

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(12,143)	(92,936)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	50,669	55,215
Stock-based compensation	13,789	9,653
Share of (earnings) losses of affiliates, net	(26,951)	(23,384)
Realized and unrealized (gains) losses on intergroup interests, net	—	83,178
Realized and unrealized (gains) losses on financial instruments, net	(1,429)	(5,672)
Deferred income tax expense (benefit)	(10,902)	(6,086)
Cash receipts from returns on equity method investments	12,552	12,350
Net cash received (paid) for interest rate swaps	4,564	3,604
Other charges (credits), net	398	(1,266)
Net change in operating assets and liabilities:
Current and other assets	(42,539)	(67,475)
Payables and other liabilities	(280)	11,513
Net cash provided by (used in) operating activities	(12,272)	(21,306)
Cash flows from investing activities:
Capital expended for property and equipment	(73,922)	(45,313)
Other investing activities, net	(293)	(15)
Net cash provided by (used in) investing activities	(74,215)	(45,328)
Cash flows from financing activities:
Borrowings of debt	106,343	52,248
Repayments of debt	(39,284)	(38,997)
Contribution from noncontrolling interest	—	12,045
Other financing activities, net	(2,269)	(4,946)
Net cash provided by (used in) financing activities	64,790	20,350
Net increase (decrease) in cash, cash equivalents and restricted cash	(21,697)	(46,284)
Cash, cash equivalents and restricted cash at beginning of period	137,717	172,813
Cash, cash equivalents and restricted cash at end of period	$116,020	126,529